99       Additional Exhibits

                  Wholly-owned Subsidiaries of
                  RMS TITANIC (2/28/2002)
                  ----------------------------
                                                        Jurisdiction Under
                                                        the  laws of which
                                                        organized.
                                                        ----------------------

                  Danepath Limited                      United Kingdom

                  Whitestar Marine Recovery, Ltd.       British Virgin Islands